As filed with the Securities and Exchange Commission on June 27, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSENSA HOLDING B.V.(1)

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	2834	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

J.H. Oortweg 21

2333 CH Leiden, the Netherlands

+31 (0)71 33 22 100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

National Corporate Research, Ltd.

10 East 40th Street

New York, New York 10016

(212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017	Richard B. Aftanas Andrea L. Nicolas Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-188855

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee
Ordinary shares, nominal value €0.01 per share	1,150,000	$13.00	$14,950,000	$2,039

(1)	Includes 150,000 shares that maybe issued upon the exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(2)	The 1,150,000 ordinary shares being registered in this Registration Statement are in addition to the 5,750,000 ordinary shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-188855).
(3)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933 on the basis of $13.00, the initial public offering price set forth on the cover page of the Registrant’s prospectus dated June 27, 2013 relating to its initial public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-188855). A registration fee was previously paid in connection with that Registration Statement.

(1)	We intend to change our name from Prosensa Holding B.V. to Prosensa Holding N.V. prior to the consummation of this offering.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-188855) of Prosensa Holding B.V. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 27, 2013, are incorporated by reference into this Registration Statement.

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank in St. Louis, Missouri as soon as practicable (but no later than the close of business as of June 28, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than June 28, 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-188855 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of De Brauw Blackstone Westbroek N.V.

23.1	Consent of PricewaterhouseCoopers Accountants N.V.

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-188855) filed with the Commission on May 24, 2013)

24.2	Power of Attorney of Patrick Van Beneden (incorporated by reference to Exhibit 24.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-188855) filed with the Commission on June 18, 2013)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leiden, the Netherlands on June 27, 2013.

Prosensa Holding B.V.

By:	/s/ Hans G.C.P. Schikan
	Name:	Hans G.C.P. Schikan
	Title:	Chief Executive Officer

By:	/s/ Berndt A.E. Modig
	Name:	Berndt A.E. Modig
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on June 27, 2013 in the capacities indicated:

Name	Title

/s/ Hans G.C.P. Schikan	Chief Executive Officer and Management Board Director (principal executive officer)
Hans G.C.P. Schikan

/s/ Berndt A.E. Modig	Chief Financial Officer and Management Board Director (principal financial officer and principal accounting officer)
Berndt A.E. Modig

*	Chief Business Officer, Senior Vice-President of Business Development and Management Board Director (principal operating officer)
Luc M.A. Dochez

*	Chief Medical Officer, Senior Vice President R&D and Management Board Director
Giles V. Campion

*	Member of the Supervisory Board (Chairman)
Daan Ellens

*	Member of the Supervisory Board
Rémi Droller

*	Member of the Supervisory Board
Peter Goodfellow

*	Member of the Supervisory Board
Martijn Kleijwegt

*	Member of the Supervisory Board
David Mott

*	Member of the Supervisory Board
Patrick Van Beneden

*	Authorized Representative in the United States
Colleen A. DeVries SVP of National Corporate Research, Ltd.

*By:	/s/ Berndt A.E. Modig
Name:	Berndt A.E. Modig
Title:	Attorney-in-fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of De Brauw Blackstone Westbroek N.V.

23.1	Consent of PricewaterhouseCoopers Accountants N.V.

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-188855) filed with the Commission on May 24, 2013

24.2	Power of Attorney of Patrick Van Beneden (incorporated by reference to Exhibit 24.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-188855) filed with the Commission on June 18, 2013)